Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2021, with respect to the consolidated financial statements of Total Produce plc and subsidiaries, incorporated herein by reference.

/s/ KPMG

Dublin, Ireland

August 3, 2021